SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and ExchangeAct of 1934.

August 25, 2011

Date of Report

CIMAREX ENERGY CO.

(Exact name of registrant as specified in its charter)

Delaware	001-31446	45-0466694
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1700 Lincoln Street, Suite 1800, Denver, Colorado	80203-4518
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  303-295-3995

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 5.02             DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(b)                                 F. H. Merelli announced that effective September 30, 2011, he will step down as Chief Executive Officer and President of Cimarex.

(c)                                  (1)                                  On August 25, 2011, Cimarex’s Board of Directors appointed the following individuals to the office set forth opposite their name, such appointments to be effective September 30, 2011:

Name	Former Title	New Title Effective 9/30/2011

Thomas E. Jorden	Executive Vice President-Exploration	Chief Executive Officer and President

Joseph R. Albi	Executive Vice President-Operations	Executive Vice President and Chief Operating Officer

(2)                                  In satisfaction of the disclosures required by Items 401(b) and 401(e) of Regulation S-K, the information provided in Item 4A of Cimarex’s Annual Report on Form 10-K for year ended December 31, 2010, entitled “Executive Officers,” filed with the Securities and Exchange Commission on February 25, 2011 is incorporated herein by reference.  With respect to the disclosure required by Item 401(d) of Regulation S-K, there are no family relationships between Mr. Albi or Mr. Jorden and any director or executive officer of Cimarex.  With respect to Item 404(a) of Regulation S-K, there are no relationships or related transactions between either Mr. Albi or Mr. Jorden and Cimarex that would be required to be reported.

(d)                                 On August 25, 2011, the Board of Directors of Cimarex elected, effective September 30, 2011, Joseph R. Albi as a Class I director with a term ending in 2012 to fill the vacancy created in 2010 by the death of Paul D. Holleman.  Also effective September 30, 2011, the Board of Directors increased the number of directors to ten and elected Thomas E. Jorden as a Class III director, with a term ending in 2014.  As management directors, neither Mr. Albi nor Mr. Jorden will serve on any committees of the Board of Directors.

(e)                                  On August 25, 2011, in connection with the officer appointments described in 5.02(c) above, the Board of Directors approved the following base salary increases, effective September 30, 2011:

	Current Salary	New Salary

Thomas E. Jorden	$504,000	$672,000
Joseph R. Albi	$464,000	$500,000

On August 25, 2011, in connection with the officer appointments described in 5.02(c) above and as one-time retention awards, the Compensation and Governance Committee of the Board of Directors approved, effective September 30, 2011, grants of non-qualified stock options under Cimarex’s 2011 Equity Incentive Plan for the number of shares set forth opposite each executive officer’s name. The exercise price for each option will be equal to the average of the high and low prices of Cimarex’s common stock as reported by the NYSE on September 30, 2011.  The term of each grant is 7 years, and the options vest in full three years from the date of grant (September 30, 2014).

Name	Title	Shares Subject to Options

Thomas E. Jorden	Chief Executive Officer and President	25,000
Joseph R. Albi	Ex. Vice President and Chief Operating Officer	25,000
Stephen P. Bell	Sr. V.P.-Business Development and Land	25,000
Paul Korus	Sr. V.P.-Chief Financial Officer	15,000

ITEM 5.03                                       AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

Effective September 30, 2011, and as a result of the changes in executive officers described in 5.02(b) and (c) above, Cimarex amended the descriptions of its officers in Article IV of its Bylaws. A copy of the Amended and Restated Bylaws effective as of September 30, 2011, restating Article IV in its entirety, is attached as Exhibit 3.2 to this Form 8-K. Following is a summary of the amendments included in Article IV

Section 1. General	Added Chief Executive Officer as an officer that may be elected by the Board of Directors in its discretion.

Section 2. Election	No change.

Section 3. Voting Securities Owned by the Corporation	Added Chief Executive Officer as one of the officers authorized to vote securities on behalf of Cimarex.

Section 4. Chairman of the Board.	Amended the description of the duties to be performed by this officer and deleted the requirement that the Chairman of the Board also be the Chief Executive Officer.

Section 5. Chief Executive Officer	Added a separate paragraph describing the responsibilities of the Chief Executive Officer.

Section 6. President	Amended the duties to be performed by this officer to be consistent with the amendments to Sections 4 and 5 of Article IV.

Sections 7 through 11	No material changes.

ITEM 9.01                                       FINANCIAL STATEMENTS AND EXHIBITS

(d)                                 Exhibits

Exhibit No.	Description

3.2	Amended and Restated Bylaws of Cimarex Energy Co. dated as of September 30, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Cimarex has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIMAREX ENERGY CO.

Dated: August 30, 2011	By:	/s/ Thomas A. Richardson
Thomas A. Richardson,
Vice President and General Counsel